Exhibit 5.1

[DORSEY & WHITNEY LLP LETTERHEAD]

November 15, 2004

Iowa Telecommunications Services, Inc.

125 S. Second Avenue West

Newton, Iowa 50208

Re:	Registration Statement on Form S-1
Registration No. 333-114349

Ladies and Gentlemen:

We have acted as counsel to Iowa Telecommunications Services, Inc., an Iowa corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 (File No. 333-114349) (as amended to the date hereof, the “Registration Statement”) of the Company, relating to the proposed offer and sale (the “Offering”) of 18,157,895 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), by the Company and certain stockholders of the Company (the “Selling Stockholders,” and such shares of Common Stock, including up to 2,368,421 shares that may be sold by the Selling Stockholders upon exercise of underwriters’ over-allotment option and any additional shares that may be registered in accordance with Rule 462(b) under the Securities Act for sale in the Offering, the “Shares”) pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company, the Selling Stockholders and the several underwriters named in the Underwriting Agreement. We refer to the Shares to be issued and sold by the Company pursuant to the Underwriting Agreement as the “Company Shares,” and to the Shares to be sold by the Selling Stockholders pursuant to the Underwriting Agreement as the “Stockholder Shares.”

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Company Shares will be sold for a price per share not less than the par value per share of the Common Stock, and that the Shares will be issued and sold as described in the Registration Statement and the Underwriting Agreement.

Based on the foregoing, we are of the opinion that:

1. The Company Shares have been duly authorized by all requisite corporate action of the Company and, upon issuance and, delivery thereof and payment therefor as described in the Registration Statement and pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

2. The Stockholder Shares have been duly authorized by all requisite corporate action of the Company and are validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the laws of the State of Iowa. We express no opinion with respect to the Shares except as expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption “Legal Matters” in the Prospectus constituting part of the Registration Statement and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Securities Act relating to the Offering. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DORSEY & WHITNEY LLP

/s/ Dorsey & Whitney LLP

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